                                          Provides Production and Drilling Program Estimates

(April 26, 2002) BUFFALO, NEW YORK: National Fuel Gas Company (NYSE: NFG) ("National Fuel") today conducted a financial analyst conference call to discuss fiscal 2002 second quarter earnings results.  During the call, the Company also projected 2003 corporate earnings and estimated production for its exploration and production subsidiary, Seneca Resources Corporation ("Seneca").

         As previously disclosed in the Company's second quarter press release (April 25, 2002), fiscal 2002 earnings are expected to be within the range of $1.50 to $1.60 per diluted share.*  For the third quarter of fiscal 2002 which ends on June 30, 2002, National
Fuel expects earnings to be in the range of $0.28 to $0.32 per diluted share.*

         The Company expects earnings to be in the range of $1.60 to $1.70 per diluted share for fiscal 2003.*  This assumes production volumes at Seneca of approximately 80 to 85 billion cubic feet equivalent.*  The lower expected production for 2003 reflects the sale in 2002 of certain offshore blocks and the expected production decline in the Gulf Coast as National Fuel continues its planned phase-out of that region.*

         Capital expenditures for National Fuel for fiscal 2003 are projected to be $180 million. Seneca's capital expenditures are estimated to be approximately $100 million with the major impact on production volumes to occur in 2004.*  For all other segments, fiscal 2003 capital expenditures are estimated at $80 million.*  Seneca's anticipated fiscal 2003 operating expenses are
$0.28/thousand cubic feet equivalent (MCFE) for General and Administrative Expense; $0.78/MCFE for Lease Operating Expense; and
$1.15/MCFE for Depletion, Depreciation and Amortization Expense.*

         The earnings range forecast for fiscal 2003 assumes normal weather in the Company's utility jurisdiction, NYMEX pricing for oil and gas production, no damage from the upcoming hurricane season, and no delays getting wells completed and on production.*
Further details about the Company's outlook for fiscal 2003 will be provided during the Company's presentation at the American Gas
Association Financial Forum on May 6, 2002.*

         A replay of today's conference call is available for on-demand viewing through the Internet at www.nationalfuelgas.com.
Click on "Conference Call" under the "Financial" section on National Fuel's home page and follow the directions provided on that link.  In addition, a telephonic replay of the conference call is available at 800-879-4598 (no pass code required).  Both the webcast and telephonic replay will be available until the close of business on May 3, 2002.

                                                                -more-

National Fuel Projects Fiscal 2003 Results
April 26, 2002

         National Fuel is an integrated energy company with $3.4 billion in assets comprised of the following six operating segments:
Utility, Pipeline and Storage, Exploration and Production, International, Energy Marketing and Timber.  Additional information about
National Fuel is available through the Internet at http://www.nationalfuelgas.com or through its investor information service at
1-800-334-2188.

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Certain statements contained herein, including those which are designated with an "*", are "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company's expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements:
changes in economic conditions including economic disruptions caused by terrorist activities, demographic patterns or weather conditions; changes in the availability and/or price of natural gas and oil; inability to obtain new customers or retain existing ones; significant changes in competitive conditions affecting the Company; governmental/regulatory actions, initiatives and proceedings, including those affecting acquisitions, financings, allowed rates of return, industry and rate structure, franchise renewal, and environmental/safety requirements; unanticipated impacts of restructuring initiatives in the natural gas and electric industries; significant changes from expectations in actual capital expenditures and operating expenses and unanticipated project delays or changes in project costs; the nature and projected profitability of pending and potential projects and other investments;
occurrences affecting the Company's ability to obtain funds from operations, debt or equity to finance needed capital expenditures and other investments; uncertainty of oil and gas reserve estimates; ability to successfully identify and finance oil and gas property acquisitions and ability to operate and integrate existing and any subsequently acquired business or properties; ability to successfully identify, drill for and produce economically viable natural gas and oil reserves; significant changes from expectations in the Company's actual production levels for natural gas or oil; changes in the availability and/or price of derivative financial instruments; changes in the price of natural gas or oil and the related effect given the accounting treatment or valuation of related derivative financial instruments; inability of the various counterparties to meet their obligations with respect to the Company's financial instruments; regarding foreign operations - changes in foreign trade and monetary policies, laws, and regulations related to foreign operations, political and governmental changes, inflation and exchange rates, taxes and operating conditions; significant changes in tax rates or policies or in rates of inflation or interest; significant changes in the Company's relationship with its employees and contractors and the potential adverse effects if labor disputes, grievances or shortages were to occur; or changes in accounting principles or the application of such principles to the Company. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Media Contact:    Julie Coppola Cox (716) 857-7079
Analyst Contact:  Margaret M. Suto  (716) 857-6987
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